Conformed
Exhibit 5.1
June 3, 2009
MoneyGram International, Inc.
1550 Utica Avenue South
Minneapolis, Minnesota 55416
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     I have examined the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed by MoneyGram International, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 39,500,000 additional shares of the Company’s Common Stock, $.01 par value (the “Shares”), to be issued and sold under the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended (the “Plan”).
     As Executive Vice President, General Counsel and Secretary of the Company, I am familiar with the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, as amended and restated, of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I have also examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion. In my examination, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies.
     Based on the foregoing, I am of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan and any relevant agreements thereunder, and when the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.
     I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ Teresa H. Johnson
Executive Vice President, General Counsel and Secretary